Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Report”) of United States Oil Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Howard Mah, the Chief Financial Officer of Victoria Bay Asset Management, LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 12, 2008	By:	/s/ Howard Mah
	Name: Title:	Howard Mah Chief Financial Officer Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP